Exhibit 99.1

FOR IMMEDIATE RELEASE

Molecular Insight Announces NASDAQ Decision to Delist Common Stock

and Transfer to OTCQB™ Marketplace

Cambridge, MA, December 20, 2010 – Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI), a biopharmaceutical company discovering and developing targeted therapeutic and imaging radiopharmaceuticals for use in oncology, today announced that trading of shares of the Company’s common stock will be transferred from the Nasdaq Global Market to the OTCQB™ Marketplace effective Tuesday, December 21, 2010.

As previously disclosed on the Company’s filings with the Securities and Exchange Commission, on December 10, 2010, the Company received notification from Nasdaq that due to its filing of a petition for protection under Chapter 11 of the U.S. Bankruptcy Code, trading of the Company’s common stock will be suspended at the opening of business on December 21, 2010 and that the Company’s common stock will be delisted from the Nasdaq Stock Market that same day pursuant to Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1.

Today, the Company has been advised by Pink OTC Markets, Inc., which operates an electronic quotation service for securities traded over-the-counter (“OTC”), that its securities are immediately eligible for quotation on the OTCQB. The OTCQB is a market tier for OTC-traded companies that are registered and reporting with the Securities and Exchange Commission. The Company has also been advised that its shares will trade under the symbol MIPIQ. Investors will be able to view real-time stock quotes for MIPIQ at http://www.otcmarkets.com.

About Pink OTC Markets Inc.

Pink OTC Markets Inc. is a financial information and technology services company that operates an inter-dealer electronic quotation and trading system in the Over-the-Counter, or OTC, securities market. It is not registered with the Securities and Exchange Commission as a stock exchange or a broker-dealer firm. Investors should contact a broker-dealer firm to trade in a security quoted on the OTCQB or the other OTC tiers operated by Pink OTC Markets Inc. More information is available at http://www.otcmarkets.com.

About Molecular Insight Pharmaceuticals, Inc.

Molecular Insight Pharmaceuticals is a clinical-stage biopharmaceutical company and pioneer in molecular medicine. The Company is focused on the discovery and development of targeted therapeutic and imaging radiopharmaceuticals for use in oncology. Molecular Insight has five clinical-stage candidates in development. For further information on Molecular Insight Pharmaceuticals, please visit www.molecularinsight.com.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the ability of our common stock to be quoted on the OTCQB, our continued negotiations with our bondholders; the consequences of the failure to reach agreement with the bondholders on acceptable terms; our inability to meet our obligations under the transaction documents related to our corporate restructuring; and our Chapter 11 filing for bankruptcy. Such forward-looking statements also include, but are not limited to, the potential adverse impact of the Chapter 11 proceedings on our business, financial condition or results of operations, including our ability to maintain contracts and other relationships that are critical to our business and the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to maintain adequate liquidity to fund our operations during the Chapter 11 proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient debtor-in-possession and “exit” financing; maintaining normal terms with our vendors and service providers during the Chapter 11 proceedings and complying with the terms of our financing agreements; our ability to obtain court approval with respect to motions in the Chapter 11

Molecular Insight Announces NASDAQ Decision to

Delist Common Stock and Transfer to OTCQB™ Marketplace

proceedings prosecuted from time to time and to develop, prosecute, confirm and consummate our plan of reorganization and the transactions contemplated by such plan; general economic conditions, including changes in interest rates; the timing and expenses related to internal restructurings, and restructuring of terms of existing bonds; and those factors identified in our filings with the SEC. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of our liabilities and/or securities receiving no value for their interests. Because of such possibilities, the value of these liabilities and/or securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities. Investors and other interested parties can obtain information about our court filings and claims information on www.omnimgt.com/molecular. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: http://www.molecularinsight.com. If you would like to receive press releases via e-mail, please contact: investor@molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

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Contact:

Mark A. Attarian

Interim Executive Vice President and

Chief Financial Officer

617.492.5554

mattarian@molecularinsight.com

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